                                                                     Exhibit k.5

                       TORTOISE ENERGY CAPITAL CORPORATION

                            AUCTION AGENCY AGREEMENT

                           dated as of _______________

                                 relating to the

                            AUCTION RATE SENIOR NOTES
                   $__________ SERIES __, DUE _______________

                              The Bank of New York

                                as Auction Agent

                            AUCTION AGENCY AGREEMENT

     This   Auction   Agency   Agreement   (this   "Agreement"),   dated  as  of
_______________,  is between Tortoise Energy Capital Corporation (the "Company")
and The Bank of New York.

     The Company proposes to offer $_____________  aggregate principal amount of auction rate senior notes Series __ (the "Tortoise  Notes"),  authorized by, and subject to the terms and conditions of, the  Supplemental  Indenture of Trust by and between the Company  and The Bank of New York Trust  Company,  N.A.,  in its
capacity as trustee (the "Trustee"),  dated  _______________  (the "Supplemental
Indenture"),  which  supplements  the Indenture  dated  November 14, 2005 by and between the Company and the Trustee.

     The Company  desires  that The Bank of New York perform  certain  duties as agent in connection  with each Auction of Tortoise Notes (in such capacity,  the
"Auction Agent"), upon the terms and conditions set forth in this Agreement, and the  Company  hereby  appoints  The  Bank of New York as said  Auction  Agent in accordance with those terms and conditions.

     NOW,  THEREFORE,  in consideration of the premises and the mutual covenants contained herein, the Company and the Auction Agent agree as follows:

I.   DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1  Terms Defined by Reference to the Supplemental Indenture.

     Capitalized  terms  used  herein  but not  defined  herein  shall  have the respective meanings specified in the Supplemental Indenture.

     1.2  Certain Defined Terms.

     As used herein and in the Settlement Procedures,  the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Agent  Member"  shall mean a member  of, or  participant  in, the
Securities Depository that will act on behalf of a Bidder.

          (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (c) "Auction  Procedures"  shall mean the  procedures  as from time to time in effect for  conducting  Auctions that are set forth in Appendix A of the
Supplemental Indenture.

          (d)  "Authorized  Officer"  shall mean (i) in the case of the  Auction
Agent, each Vice President,  Assistant Vice President and Assistant Treasurer of
the Auction  Agent  assigned to the Dealing and Trading  Group of its  Corporate
Trust  Division  and every  other  officer  or  employee  of the  Auction  Agent
designated   an   "Authorized   Officer"  for  purposes   hereof  in  a  written
communication  delivered  to the Trustee,  (ii) in the case of the Company,  its
Chief  Financial  Officer  and every  other  officer or  employee of the Company
designated   an   "Authorized   Officer"  for  purposes   hereof  in  a  written
communication  delivered  to the  Auction

Agent and (iii) in the case of the  Trustee,  every  officer or  employee of the
Trustee  designated as an "Authorized  Officer" for purposes hereof in a written communication delivered to the Auction Agent.

          (e)  "Broker-Dealer  Agreement" shall mean each agreement  between the
Auction Agent and a broker-dealer  substantially  in the form attached hereto as
Exhibit A.

          (f)  "Closing"  shall  mean  the  date  the  Company  consummates  the transactions for the issuance and sale of the Tortoise Notes.

          (g) "Company  Officer" shall mean the  President,  each Vice President
(whether or not  designated  by a number or word or words added  before or after the title "Vice  President"),  the  Secretary,  the  Treasurer,  each  Assistant
Secretary and each Assistant Treasurer of the Company and every other officer or employee of the Company designated as a "Company Officer" for purposes hereof in a notice from the Company to the Auction Agent.

          (h) "Holder"  means,  with respect to Tortoise  Notes,  the registered holder of Tortoise Notes as the same appears on the records of the Company.

          (i) "Rate Multiple"  shall have the meaning  assigned to it in Section
2.8.

          (j) "Supplemental  Indenture" shall mean the Supplemental Indenture of
Trust by and between the Company and The Bank of New York Trust  Company,  N.A.,
dated _______________, as amended or supplemented.

          (k)  "Settlement  Procedures"  shall  mean the  Settlement  Procedures attached as Exhibit A to the Broker-Dealer Agreement.

     1.3  Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words  importing  the  singular  number  shall  include the plural number and vice versa.

          (b) The  captions and headings  herein are solely for  convenience  of reference  and shall not  constitute  a part of this  Agreement  nor shall  they affect its meaning, construction or effect.

          (c) The words "hereof,"  "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

          (d) All references  herein to a particular time of day shall be to New
York City time.

II.  THE AUCTION.

     2.1  Purpose;   Incorporation  by  Reference  of  Auction   Procedures  and
Settlement Procedures.

          (a) The Board of  Directors  of the Company  has adopted a  resolution appointing  The Bank of New York as Auction  Agent for  purposes  of the Auction
Procedures.  The Auction Agent hereby accepts such  appointment and agrees that, on each  Auction  Date,  it shall  follow (i) the  procedures  set forth in this
Section 2 and (ii) the Auction  Procedures  for the purpose of  determining  the
Applicable  Rate for the Tortoise Notes for the next Rate Period.  Each periodic operation of such procedures is hereinafter referred to as an "Auction."

          (b) All of the provisions  contained in the Auction  Procedures and in the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.  In the case of any conflict between the terms of any document incorporated herein by reference and the terms hereof, the terms in this agreement shall control.

     2.2  Preparation  for Each  Auction;  Maintenance  of  Registry of Existing
 Holders.

          (a) As of the date hereof, the Company shall provide the Auction Agent with a list of the  Broker-Dealers  and shall  deliver to the Auction  Agent for execution by the Auction  Agent a  Broker-Dealer  Agreement  signed by each such
Broker-Dealer.  Not later than five  Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective,  the Company shall notify the Auction Agent in writing of such change and, if any such change is the addition of a  Broker-Dealer  to such list, the Company shall cause to be
delivered  to  the  Auction   Agent  for   execution  by  the  Auction  Agent  a
Broker-Dealer  Agreement signed by such  Broker-Dealer.  The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (b) In the  event  that  the  Auction  Date for any  Auction  shall be changed,  the Auction Agent, by such means as the Auction Agent reasonably deems practicable,  shall give notice of such change to the  Broker-Dealers  not later than the earlier of 9:15 a.m.  on the new  Auction  Date or 9:15 a.m. on the old
Auction Date.

          (c) The  provisions  contained  in  Section  2.04 of the  Supplemental
Indenture concerning Special Rate Periods and the notification of a Special Rate
Period  will be  followed by the  Company  and,  to the extent  applicable,  the
Auction Agent, and the provisions  contained therein are incorporated  herein by reference in their  entirety and shall be deemed to be a part of this  Agreement to the same extent as if such provisions were set forth fully herein.

          (d) (i) On each Auction Date,  the Auction  Agent shall  determine the
Maximum Rate.  Not later than 10:30 a.m. on each Auction Date, the Auction Agent shall notify the Company and the  Broker-Dealers  of the Reference  Rate and the
Maximum Rate in effect on such Auction Date.

          (ii) If the Reference Rate is the applicable "AA" Composite Commercial
Paper Rate and such rate is to be based on rates  supplied by  Commercial  Paper
Dealers  and one or more of the  Commercial  Paper  Dealers  shall not provide a quotation for the  determination  of the applicable  "AA"  Composite  Commercial
Paper Rate,  the rate shall be  determined  on the basis of the  quotations  (or quotation) furnished by the remaining Commercial Paper Dealer(s), if any, or, if there are no such Commercial Paper Dealers, by a nationally recognized dealer in commercial  paper of such  issuers then making such  quotations  selected by the
Company.

          (e) (i) The Auction  Agent shall  maintain a registry of the  Existing
Holders of the Tortoise  Notes (the  "Tortoise  Note  Register") for purposes of
Auctions  and shall  indicate  thereon the  identity of the  Broker-Dealer  that submitted the most recent Order in any Auction,  which resulted in such Existing
Holder continuing to hold or purchase such Tortoise Notes. The Auction Agent may consider a Broker-Dealer which has submitted an Order as the Existing Holder for the purposes of the Tortoise Note Register; provided, that the Auction Agent may request  the  Broker-Dealer  to provide a list of its  customers  if in its sole discretion it determines to do so. The Auction Agent may conclusively  rely upon the information  furnished to the Auction Agent by the Broker-Dealer and notices from the Securities Depository regarding the results of redemptions or mandatory tenders.

          (ii) In the event of any partial  redemption of Tortoise  Notes,  upon notice by the Company to the Trustee of such partial  redemption  (delivered  at least one day prior to the date a notice of  redemption  is required to be given to the Holders of Tortoise  Notes to be redeemed),  the Trustee  promptly  shall request the  Securities  Depository to notify it of the  identities of the Agent
Members  (and the  respective  numbers of Tortoise  Notes) from the  accounts of which  Tortoise  Notes  have  been  called  for  redemption  and the  person  or department at such Agent Member to contact  regarding such redemption.  At least two Business  Days prior to the date of  redemption,  the Trustee  shall request each Agent Member so identified to disclose to it (upon  selection by such Agent
Member of the Existing  Holders  whose  Tortoise  Notes are to be redeemed)  the number of Tortoise Notes of each such Existing Holder, if any, to be redeemed by the  Company,  provided  that the Trustee has been  furnished  with the name and telephone number of a person or department at such Agent Member from which it is to request such information.  Promptly upon its receipt of such information, the
Trustee shall provide such  information to the Auction Agent in writing.  In the absence of receiving any such  information  with respect to an Existing  Holder, from such Existing  Holder's  Agent Member or  otherwise,  the Auction Agent may continue  to treat such  Existing  Holder as having  ownership  of the number of
Tortoise Notes shown in the Auction Agent's registry of Existing Holders.

          (iii) The Auction Agent shall  register a transfer of the ownership of
Tortoise Notes from an Existing Holder to another Existing Holder, or to another
Person if permitted by the Company,  only if (A) such  transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction  Agent has been  notified of such  transfer in writing,  in a notice substantially in the form of Exhibit C to the Broker-Dealer  Agreement,  by such
Existing  Holder  or by the  Agent  Member of such  Existing  Holder  only to or through a Broker-Dealer that has entered into a Broker-Dealer Agreement with the
Auction  Agent and the  Company or other  persons as the  Company  permits.  The
Auction Agent is not required to accept any notice of transfer  delivered for an
Auction  unless it is received by the Auction Agent by 3:00 p.m. on the Business
Day  preceding  the Auction.  The Auction Agent shall rescind a transfer made on the  registry  of the  Existing  Holders  of any  Tortoise  Notes if the
Auction Agent has been  notified in writing,  in a notice  substantially  in the form of Exhibit D to the  Broker-Dealer  Agreement,  by the Agent  Member or the
Broker-Dealer of any Person that (i) purchased any Tortoise Notes and the seller failed to deliver such  Tortoise  Notes or (ii) sold any Tortoise  Notes and the purchaser  failed to make payment to such Person upon  delivery to the purchaser of such Tortoise Notes.

          (f) The Auction  Agent may, but shall have no obligation  to,  request that the  Broker-Dealers,  as set forth in Section  3.2(c) of the  Broker-Dealer
Agreements,  provide the Auction Agent with a list of their respective customers that such  Broker-Dealers  believe are Beneficial  Owners of Tortoise Notes. The
Auction  Agent  shall  keep  confidential  any such  information  and  shall not disclose any such  information so provided to any Person other than the relevant
Broker-Dealer  and the Company,  provided  that the Auction  Agent  reserves the right to disclose any such  information if (a) it is ordered to do so by a court of competent  jurisdiction  or a  regulatory  body,  judicial or  quasi-judicial agency or authority  having the authority to compel such  disclosure,  (b) it is advised by its counsel in writing  that its failure to do so would be  unlawful, or (c) it is advised  by its  counsel  in  writing  that  failure to do so could expose the Auction Agent to loss liability, claim or damage for which it has not received indemnity or security satisfactory to it.

     2.3  Auction Schedule.

     The Auction  Agent shall conduct  Auctions on the Business Day  immediately prior to the start of each Rate Period in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the
Company,  which  consent shall not be withheld  unreasonably.  The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received  prior to the  first  Auction  Date on which any such  change  shall be effective.

Time                         Event
--------------------------   -------------------------------------

By 10:30 a.m.                The  Auction   Agent  shall   advise  the  Company  and  the
                             Broker-Dealers of the Reference Rate and the Maximum Rate as
                             set forth in Section 2.2(d) hereof.

10:30 a.m. - 1:00 p.m.       The Auction Agent shall assemble information communicated to it by  Broker-Dealers as provided in Section 2 of Appendix A of the Supplemental  Indenture.  Submission Deadline is 1:00
                             p.m.

Not earlier than 1:00 p.m.   The  Auction  Agent  shall make  determinations  pursuant to
                             Section 4 of Appendix A of the Supplemental Indenture.

By approximately 3:00 p.m.   The Auction Agent shall advise the

                             Company of the results of the Auction as provided in Section
                             4(b) of Appendix A of the Supplemental Indenture.  Submitted
                             Bid Orders and  Submitted  Sell Orders will be accepted  and rejected  in  whole or in part and  Tortoise  Notes  will be allocated  as  provided  in  Section 5 of  Appendix A of the
                             Supplemental Indenture.

                             The Auction  Agent shall give notice of the Auction  results as set forth in Section 2.4 hereof.

     The Auction Agent will follow the Securities Industry and Financial Markets
Association's Market Practice U.S. Holiday Recommendations for shortened trading days for the bond markets (the "SIFMA  Recommendation") unless the Auction Agent is instructed  otherwise.  In the event of a SIFMA  Recommendation on an Auction
Date, the Submission Deadline will be 11:30 a.m., instead of 1:00 p.m., and as a result, the notice set forth in Section 2.4 will occur earlier.

     2.4  Notice of Auction Results.

          The Auction Agent will advise each  Broker-Dealer  who submitted a Bid or Sell  Order in an Auction  whether  such Bid or Sell  Order was  accepted  or rejected in whole or in part and of the Applicable Rate for the next Rate Period for the related Tortoise Notes by telephone or other electronic means acceptable to the parties. The Auction Agent, unless instructed otherwise in writing by the
Company,  is  authorized  to release the Winning Bid Rate after each Auction for public dissemination.

     2.5  Broker-Dealers.

          (a) On each Interest  Payment Date, the Auction Agent shall,  promptly after its receipt of funds from the Company, pay to each Broker-Dealer a service charge  in the  amount  equal  to:  (i) in the case of any  Auction  immediately preceding a Rate Period of less than one year, the product of (A) a fraction the numerator  of which is the  number  of days in the Rate  Period  (calculated  by counting the first day of such Rate Period but  excluding  the last day thereof)
and the  denominator  of which is 360,  times (B) 1/4 of 1%,  times (C)  $25,000 times (D) the sum of the aggregate number of $25,000 principal amount increments of Tortoise  Notes  placed by such  Broker-Dealer,  or (ii) the amount  mutually agreed  upon by the Company  and the  Broker-Dealers  in the case of any Auction immediately  preceding a Rate Period of one year or longer.  For the purposes of the preceding sentence, the Tortoise Notes shall be placed by a Broker-Dealer if such notes were (1) the subject of Hold Orders deemed to have been  submitted to the Auction Agent by the  Broker-Dealer  and were acquired by the  Broker-Dealer for its own account or were acquired by the  Broker-Dealer for its customers who are  Beneficial  Owners  or  (2)  the  subject  of an  Order  submitted  by  the
Broker-Dealer that is (a) a Submitted Bid of an Existing Holder that resulted in the Existing  Holder  continuing to hold the notes as a result of the Auction or
(b) a Submitted Bid of a Potential  Holder that resulted in the Potential Holder purchasing  the notes as a result of the  Auction or (3) the  subject of a valid
Hold  Order.  For the  avoidance  of  doubt,  only  one  Broker-Dealer  shall be considered to have placed a particular  Tortoise Note at any particular  Auction for purposes of this Section 2.5(a).

          (b)  The  Company   shall  not  designate  any  Person  to  act  as  a
Broker-Dealer,  or permit an Existing Holder or a Potential  Beneficial Owner to
participate in Auctions through any Person other than a  Broker-Dealer,  without the prior  approval of the Auction  Agent,  which approval shall not be withheld unreasonably.  Notwithstanding  the  foregoing,  the  Company may  designate  an
Affiliate of Lehman Brothers Inc. to act as a Broker-Dealer.

          (c) The Auction Agent shall terminate any  Broker-Dealer  Agreement as set forth therein if so directed by the Company.

          (d) Subject to Section 2.5(b)  hereof,  the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Company shall request in writing.

          (e) The Auction Agent shall maintain a list of Broker-Dealers.

     2.6  Ownership of Tortoise  Notes and Submission of Bids by the Company and
Its Affiliates.

     Neither the Company nor any Affiliate of the Company may submit an Order in any Auction, except that an Affiliate of the Company that is a Broker-Dealer may submit an Order.  The Company  shall notify the Auction Agent if the Company or, to the best of the Company's  knowledge,  any Affiliate of the Company becomes a
Beneficial  Owner of any Tortoise  Notes.  The  restrictions in this Section 2.6 shall in no way limit the  activities  of the Auction  Agent.  The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

     2.7  Access to and Maintenance of Auction Records.

     The Auction  Agent shall  afford to the  Company,  its agents,  independent public  accountants  and counsel,  at reasonable  times during  normal  business hours, access to all books, records,  documents and other information concerning the conduct and results of  Auctions,  to review and make  extracts or copies of
(at the  Company's  sole  cost and  expense),  provided  that  any  such  agent, accountant  or counsel  shall  furnish the Auction  Agent with a letter from the
Company requesting that the Auction Agent afford such person access. The Auction
Agent shall  maintain  records  relating to any Auction for a period of at least six years after such Auction,  and such records,  in  reasonable  detail,  shall reflect  accurately and fairly the actions taken by the Auction Agent hereunder.
The Company agrees to keep confidential any information  regarding the customers of any  Broker-Dealer  received from the Auction  Agent in connection  with this
Agreement or any Auction,  and shall not disclose such information or permit the disclosure  of  such  information  without  the  prior  written  consent  of the applicable  Broker-Dealer  to anyone  except such agent,  accountant  or counsel engaged to audit or review the results of Auctions as  permitted by this Section
2.7. The Company  reserves the right to disclose any such  information  if it is ordered to do so by a court of  competent  jurisdiction  or a  regulatory  body, judicial or  quasi-judicial  agency or authority having authority to compel such disclosure,  or if it is advised by its counsel  that its failure to do so would be unlawful. Any such agent, accountant or counsel, before having access to such information,  shall  agree  to keep  such  information  confidential  and not to  disclose  such  information  or permit  disclosure  of such  information without the prior written consent of the applicable Broker-Dealer, provided that such agent,  accountant  or counsel  may reserve the right to disclose  any such information if it is ordered to do so by a court of competent  jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having authority to compel such  disclosure,  or if it is advised by its counsel that its failure to do so would be unlawful.

     2.8  Information Concerning Rates.

     If there is any change in the credit  rating of Tortoise  Notes by a Rating
Agency (or  substitute or successor  Rating  Agencies)  then rating the Tortoise
Notes  that  results  in any  change in the  applicable  percentage  of the "AA"
Composite  Commercial Paper Rate used to determine the Maximum Rate for Tortoise
Notes (the "Rate Multiple"),  the Company shall notify the Auction Agent of such change  in the Rate  Multiple  by no later  than the  Business  Day  immediately preceding the next Auction Date. In determining  the Maximum Rate on any Auction
Date,  the Auction Agent shall be entitled to rely on the last Rate Multiple for
Tortoise Notes of which it has most recently received notice from the Company.

III. REPRESENTATIONS AND WARRANTIES.

     3.1  Representations and Warranties of the Company.

          The Company represents and warrants to the Auction Agent that:

          (i) the Company has been duly  organized and is validly  existing as a corporation  under  the laws of the  State of  Maryland,  and has full  power to execute  and  deliver  this  Agreement  and to  authorize,  create and issue the
Tortoise Notes;

          (ii)  the  Company  is  registered  with  the  Commission   under  the
Investment Company Act as a closed-end,  nondiversified,  management  investment company;

          (iii) this  Agreement has been duly and validly  authorized,  executed and  delivered  by the  Company  and  constitutes  the legal,  valid and binding obligation of the Company,  enforceable  against the Company in accordance  with its terms, subject to bankruptcy,  insolvency,  reorganization and other laws of general applicability  relating to or affecting creditors' rights and to general equitable principles;

          (iv)  the  form  of the  certificate  evidencing  the  Tortoise  Notes complies with all applicable state and federal laws;

          (v) the Tortoise  Notes have been duly and validly  authorized  by the
Company and,  upon  completion  of the initial  sale of the  Tortoise  Notes and receipt of payment  therefor,  will be validly issued by the Company,  and shall constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the Supplemental Indenture;

          (vi) at the time of the offering of the Tortoise  Notes,  the Tortoise
Notes offered will be registered  under the Securities Act and no further action by or before any  governmental  body or authority of the United States or of any state thereof is required in connection  with the

execution and delivery of this Agreement or will be required in connection  with the issuance of the Tortoise Notes, except such action as required by applicable state securities laws;

          (vii) the  execution  and delivery of this  Agreement and the issuance and delivery of the Tortoise Notes do not and will not conflict with, violate or result in a breach of the terms,  conditions or  provisions  of, or constitute a default  under,  the Articles of  Incorporation  or by-laws of the Company,  any order or decree of any court or public  authority having  jurisdiction  over the
Company or any mortgage, indenture,  contract, agreement or undertaking to which the  Company  is a party or by which it is bound the  effect of which  conflict, violation, breach or default would be material to the Company; and

          (viii) no taxes are  payable  upon or in respect of the  execution  of this  Agreement  or will be payable  upon or in respect of the  issuance  of the
Tortoise Notes.

     3.2  Representations and Warranties of the Auction Agent.

     The Auction Agent represents and warrants to the Company that:

          (i) the Auction Agent is duly  organized and is validly  existing as a banking corporation in good standing under the laws of the State of New York and has the  corporate  power to enter into and perform its  obligations  under this
Agreement; and

          (ii) this Agreement has been duly and validly authorized, executed and delivered  by the Auction  Agent and  constitutes  the legal,  valid and binding obligation  of the Auction  Agent,  enforceable  against  the  Auction  Agent in
accordance   with  its   terms,   subject   only  to   bankruptcy,   insolvency,
reorganization and other laws of general applicability  relating to or affecting creditors' rights and to general equitable principles.

IV.  THE AUCTION AGENT.

     4.1  Duties and Responsibilities.

          (a) The Auction Agent is acting solely as non-fiduciary  agent for the
Company  hereunder,  has only the duties expressly set forth herein, and owes no duties, fiduciary or otherwise, to any Person by reason of this Agreement and no implied  duties,  fiduciary  or  otherwise,  shall be read into  this  Agreement against the Auction Agent.

          (b) The Auction Agent  undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

          (c) In the absence of bad faith or gross  negligence on its part,  the
Auction Agent shall not be liable for any action  taken,  suffered or omitted by it, or for any error of  judgment  made by it in the  performance  of its duties under this  Agreement.  The  Auction  Agent shall not be liable for any error of judgment  made in good faith  unless the Auction  Agent shall have been  grossly negligent in ascertaining (or failing to ascertain) the pertinent facts.

     4.2  Rights of the Auction Agent.

          (a) The Auction Agent may rely  conclusively  upon, and shall be fully
protected  in  acting  or  refraining  from  acting  in  accordance   with,  any
communication  authorized by this Agreement and any proper written  instruction, notice, request,  direction,  consent, report, certificate, or other instrument, paper or document  reasonably  believed  by it to be genuine  and  appropriately authorized.  The Auction Agent shall not be liable for acting upon any telephone communication  authorized by this Agreement  which the Auction Agent  reasonably believes  in good faith,  after  reasonable  inquiry,  to have been given by the
Company  or  by  a  Broker-Dealer.   The  Auction  Agent  may  record  telephone
communications with the Company or with the Broker-Dealers or with both.

          (b) The Auction  Agent may consult  with counsel of its choice and the advice of such counsel shall be full and complete  authorization  and protection in respect of any  action  taken,  suffered  or  omitted  by the  Auction  Agent hereunder in good faith and in reasonable reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.  Unless otherwise instructed by the Company in writing,  the Auction  Agent (i) shall not be  obligated  to invest any money received by it hereunder  and (ii) shall be under no  liability  for interest on any money received by it hereunder.

          (d) The Auction  Agent may perform its duties and  exercise its rights hereunder  either directly or by or through agents or attorneys and shall not be responsible  for any  misconduct  or  negligence  on the  part of any  agent  or attorney appointed by it with due care hereunder.

          (e) The  Auction  Agent  shall not be  responsible  or liable  for any failure or delay in the  performance  of its  obligations  under this  Agreement arising out of or caused,  directly or indirectly,  by circumstances  beyond its reasonable control,  including,  without limitation,  acts of God;  earthquakes;
fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots;
acts of terrorism;  interruptions,  loss or malfunctions of utilities,  computer
(hardware or software) or communications  services;  accidents;  labor disputes;
acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable  efforts which are  consistent  with accepted  practices  in the banking  industry to resume  performance  as soon as practicable under the circumstances.

          (f) The Auction Agent shall not be required to, and does not, make any representations  as to the  validity,  accuracy,  value  or  genuineness  of any signatures  or  endorsements,  other  than its own and  those of its  authorized officers.

          (g) Any  corporation  into  which the  Auction  Agent may be merged or converted or with which it may be  consolidated,  or any  corporation  resulting from any merger, conversion or consolidation to which the Auction Agent shall be a party,  or any corporation  succeeding to the dealing and trading  business of the Auction Agent shall be the successor of the Auction  Agent  hereunder,  with the consent of the Company but without the execution or filing of any paper  with any party  hereto or any  further  act on the part of any of the parties  hereto,  except where any  instrument of transfer or assignment  may be required  by law to effect  such  succession,  anything  herein to the  contrary notwithstanding.

          (h) All the rights, privileges,  immunities and protections granted to the  Auction  Agent  herein  are  deemed  granted  to The Bank of New York Trust
Company,  N.A.,  as Paying  Agent,  in any of the  capacities  it  undertakes in connection with this Agreement.

          (i)  Whenever  in  the   administration  of  the  provisions  of  this
Agreement,  the Auction Agent shall deem it necessary or desirable that a matter be proved or  established  prior to taking or  suffering  any action to be taken hereunder,  such matter  (unless  other  evidence  in respect  thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the  part  of the  Auction  Agent,  be  deemed  to be  conclusively  proved  and established by a certificate  describing such action as requested by the Company or the Broker-Dealer, signed by the Company or the Broker-Dealer,  respectively, and delivered to the Auction Agent and such certificate, in the absence of gross negligence or bad faith on the part of the Auction Agent,  shall be full warrant to the Auction Agent for any action taken or omitted by it under the  provisions of this Agreement upon the faith thereof.  Upon receipt of any such  certificate signed by the Company or the  Broker-Dealer,  the Auction  Agent shall  promptly provide  a copy  of  said  certificate  to  the  Broker-Dealer  or the  Company, respectively.  The Auction  Agent  shall not be bound to make any  investigation into the facts or  matters  stated in any  resolution,  certificate,  statement, instrument,  opinion,  report, notice,  request,  consent,  entitlement,  order,
approval  or  other  paper  or  document   furnished   by  the  Company  or  the
Broker-Dealer,  except to the extent that such failure to  investigate  would be deemed gross negligence.

     4.3  Compensation, Expenses and Indemnification.

          (a) The  Company  shall  pay to the  Auction  Agent  from time to time reasonable compensation for all services rendered by it under this Agreement and under the  Broker-Dealer  Agreements as shall be set forth in a separate writing signed by the Company  and the  Auction  Agent,  subject to  adjustments  if the
Tortoise Notes no longer are held of record by the Securities  Depository or its nominee or if there  shall be such other  change as shall  increase  or decrease materially the Auction Agent's obligations  hereunder or under the Broker-Dealer
Agreements.

          (b) The Company shall reimburse the Auction Agent upon its request for all  reasonable  expenses,  disbursements  and advances  incurred or made by the
Auction  Agent in  accordance  with any  provision of this  Agreement and of the
Broker-Dealer  Agreements (including the reasonable  compensation,  expenses and disbursements  of its agents and counsel),  except any expense,  disbursement or advance  attributable to the Auction Agent's gross negligence or bad faith, upon submission to the Company of reasonable documentation thereof. In no event shall
the  Auction  Agent  be   responsible   or  liable  for  special,   indirect  or
consequential loss or damage of any kind whatsoever (including,  but not limited to,  loss  of  profit),  even if the  Auction  Agent  has  been  advised  of the likelihood of such loss or damage and regardless of the form of action.

          (c) The Company  shall  indemnify  the Auction Agent and its officers, directors,  employees and agents for, and hold them harmless against,  any loss, liability or

expense  incurred  without  negligence  or bad faith on the part of the  Auction
Agent arising out of or in connection  with its agency under this  Agreement and under  the  Broker-Dealer  Agreements,  including  the  costs  and  expenses  of defending  themselves  against any claim of liability in  connection  with their exercise or performance of any of their duties hereunder and thereunder,  except such as may result from its gross negligence or bad faith.

     4.4  Auction Agent's Disclaimer.

     The Auction Agent makes no representation as to the validity or adequacy of the Agreement,  the Broker-Dealer Agreements or the Tortoise Notes except to the extent  otherwise  set forth in Section 3.2 and except  that the  Auction  Agent hereby  represents  that the  Agreement has been duly  authorized,  executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

V.   MISCELLANEOUS.

     5.1  Term of Agreement.

          (a) The  term of this  Agreement  is  unlimited  unless  it  shall  be terminated  as provided in this  Section  5.1.  The Company may  terminate  this
Agreement at any time by so notifying the Auction  Agent,  provided that, if any
Tortoise  Notes  remain  outstanding,  the Company  shall have  entered  into an agreement with a successor  auction agent.  The Auction Agent may terminate this
Agreement upon prior notice to the Company on the date specified in such notice, which date shall be no earlier than 60 days after  delivery of such  notice.  If the Auction Agent  terminates  this  Agreement  while any Tortoise  Notes remain outstanding,  the Company  shall use its best efforts to enter into an agreement with a  successor  auction  agent  containing  substantially  the same terms and conditions as this Agreement.

          (b)  Except  as  otherwise   provided  in  this  Section  5.1(b),  the
respective  rights and duties of the Company  and the  Auction  Agent under this
Agreement  shall  cease  upon  termination  of  this  Agreement.  The  Company's representations,  warranties,  covenants  and  obligations  to the Auction Agent under  Section 3.1 hereof  shall  survive the  termination  hereof.  The Auction
Agent's representations, warranties, covenants and obligations under Section 3.2 hereof shall survive the termination hereof. Upon termination of this Agreement, the  Auction  Agent shall (i) resign as Auction  Agent  under the  Broker-Dealer
Agreements,  (ii) at the  Company's  written  request,  deliver  promptly to the
Company  or to  another  authorized  party  copies  of  all  books  and  records maintained  by it in  connection  with its  duties  hereunder,  and (iii) at the written  request of the  Company,  transfer  promptly  to the  Company or to any successor  auction  agent any funds  deposited  by the Company  with the Auction
Agent pursuant to this Agreement which have not been  distributed  previously by the Auction Agent in accordance with this Agreement.

     5.2  Communications.

     Except for (i)  communications  authorized to be made by telephone pursuant to  this  Agreement  or  the  Auction  Procedures  and  (ii)  communications  in connection with Auctions (other than those expressly required to be in writing), all notices,  requests and other

communications to any party hereunder shall be in writing (including telecopy or similar  writing) and shall be given to such party at its address or  telecopier number set forth below:

If to the Company,
addressed to:

Tortoise Energy Capital Corporation
10801 Maston Boulevard, Suite 222
Overland Park, KS  66210
Attention:  Terry C. Matlack
Telephone:  (913) 981-1020
Facsimile:  (913) 981-1021

If to the Auction Agent, addressed to:

The Bank of New York
Corporate Trust Department
101 Barclay Street
New York, New York  10286
Attention:  Dealing & Trading Group - Auction Desk
Telephone:  (212) 815-3450
Facsimile:  (212) 815-3440

or such other address or telecopier  number as such party  hereafter may specify for such  purpose by notice to the other  party.  Each such  notice,  request or communication shall be effective when delivered at the address specified herein.
Communications  shall be given on behalf of the Company by a Company Officer and on behalf of the Auction Agent by an Authorized Officer.

     5.3  Entire Agreement.

     This Agreement  contains the entire agreement  between the parties relating
to  the  subject  matter  hereof,  and  there  are  no  other   representations,
endorsements,  promises, agreements or understandings, oral, written or implied, between the parties  relating to the subject matter  hereof,  except for written agreements relating to the compensation of the Auction Agent.

     5.4  Benefits.

     Nothing herein,  express or implied,  shall give to any Person,  other than the Company, the Auction Agent and their respective  successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     5.5  Amendment; Waiver.

          (a) This  Agreement  shall not be deemed or  construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument  signed  by a  duly  authorized  representative  of the  party  to be charged.

          (b) Failure of either  party  hereto to  exercise  any right or remedy hereunder  in the  event  of a  breach  hereof  by the  other  party  shall  not constitute a waiver of any such right or remedy with  respect to any  subsequent breach.

     5.6  Successors and Assigns.

     This  Agreement  shall be  binding  upon,  inure to the  benefit  of and be enforceable by, the respective  successors and permitted  assigns of each of the
Company  and the Auction  Agent.  This  Agreement  may not be assigned by either party hereto absent the prior written consent of the other party,  which consent shall not be withheld unreasonably.

     5.7  Severability.

     If any  clause,  provision  or  section  hereof  shall be ruled  invalid or unenforceable  by  any  court  of  competent  jurisdiction,  the  invalidity  or unenforceability  of such clause,  provision or section  shall not affect any of the remaining clauses, provisions or sections hereof.

     5.8  Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an  original  and  all of  which  shall  constitute  but  one  and  the  same instrument.

     5.9  Governing Law, Jurisdiction, Waiver of Trial By Jury.

     THIS  AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH THE
LAWS OF THE STATE OF NEW YORK (WITHOUT  GIVING EFFECT TO ANY PROVISIONS  THEREOF
RELATING  TO  CONFLICTS  OF  LAW,  OTHER  THAN  SECTION  5-1401  OF THE  GENERAL
OBLIGATIONS  LAW OF NEW YORK).  THE  PARTIES  AGREE  HERETO THAT ALL ACTIONS AND
PROCEEDINGS  ARISING OUT OF THIS AUCTION  AGENCY  AGREEMENT OR ANY  TRANSACTIONS
CONTEMPLATED  HEREBY  SHALL BE BROUGHT IN THE COURTS  LOCATED IN THE  BOROUGH OF
MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK.

     EACH PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE THAT SUCH SUIT,  ACTION OR
PROCEEDING  BROUGHT IN THE COURTS  LOCATED IN THE BOROUGH OF MANHATTAN,  CITY OF
NEW YORK AND STATE OF NEW YORK WAS BROUGHT IN AN  INCONVENIENT  COURT AND AGREES
NOT TO PLEAD OR CLAIM THE SAME.  EACH OF THE  PARTIES  HERETO  ALSO  IRREVOCABLY
WAIVES  ALL RIGHT TO TRIAL BY JURY IN ANY  ACTION,  PROCEEDING  OR  COUNTERCLAIM
ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     5.10 Limitation of Liability

     A copy of the Articles of  Incorporation of the Company is on file with the
Secretary of State of the State of Maryland. This Agreement has been executed on behalf of the  Company  by an officer of the  Company in such  capacity  and not individually and the obligations of the

Company  under  this  Agreement  are  not  binding  upon  such  officer  or  the shareholders  of the Company  individually  but are binding only upon the assets and property of the Company.

                            [Signature page follows]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed and delivered by their proper and duly  authorized  officers as of the date first above written.

                                       TORTOISE ENERGY CAPITAL CORPORATION

                                       By:
                                          --------------------------------------
                                            Name:   Terry C. Matlack
                                            Title:  Chief Financial Officer

                                       THE BANK OF NEW YORK

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                         FORM OF BROKER-DEALER AGREEMENT